EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Roy V. Armes, Philip G. Weaver, James E. Kline and Jack Jay McCracken, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-3 (the “Registration Statement”) relating to the registration of certain securities of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 8th day of June, 2009.

/s/ Roy V. Armes	/s/ Philip G. Weaver
Roy V. Armes	Philip G. Weaver
Chairman of the Board, President, Chief	Vice President and Chief Financial Officer
Executive Officer and Director	(Principal Financial Officer)
(Principal Executive Officer)

/s/ Robert W. Huber	/s/ Laurie J. Breininger
Robert W. Huber	Laurie J. Breininger
Director of External Reporting	Director
(Principal Accounting Officer)

/s/ Thomas P. Capo	/s/ Steven M. Chapman
Thomas P. Capo	Steven M. Chapman
Director	Director

/s/ John J. Holland	/s/ John F. Meier
John J. Holland	John F. Meier
Director	Director

/s/ John H. Shuey	/s/ Richard L. Wambold
John H. Shuey	Richard L. Wambold
Director	Director

/s/ Robert D. Welding
Robert D. Welding
Director